                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CULBRO CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                A. ROSS WOLLEN
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                              CULBRO CORPORATION

CULBRO CORPORATION                                     NOTICE OF
                                                       ANNUAL MEETING
                                                       OF SHAREHOLDERS,
                                                       THURSDAY,
                                                       MAY 4, 1995
387 Park Avenue South                                  AND PROXY STATEMENT
New York, N.Y. 10016-8899

                               CULBRO CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 1995


     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Culbro Corporation (the "Corporation") will be held in the Astor Room on the first floor of Hotel Inter*Continental New York, 111 East 48th Street, New York, N.Y. on the 4th day of May 1995, at 2:30 P.M., local time, to consider and act upon:


     1.   The election of directors of the Corporation;


     2. The approval of the selection of the Corporation's independent accountants for 1995; and


     3. Such other business as may properly be brought before the Meeting or any adjournment thereof.



     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.



     Only shareholders of record at the close of business on April 13, 1995 are entitled to notice of, and to vote at, the Annual Meeting.



                                                    A. ROSS WOLLEN
                                                       SECRETARY


Dated:  April 13, 1995

                               CULBRO CORPORATION
                              387 PARK AVENUE SOUTH
                          NEW YORK, NEW YORK 10016-8899


                                 ---------------

                                 PROXY STATEMENT
     This Proxy Statement is furnished to the shareholders of Culbro Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders to be held on May 4, 1995 at 2:30 P.M., local time, in the Astor Room on the first floor of Hotel Inter*Continental New York, 111 East 48th Street, New York, N.Y., for the purposes set forth in the accompanying notice of meeting.

                                     GENERAL

     This solicitation is being made on behalf of the Board of Directors of the Corporation. The initial distribution of proxy materials is expected to be made on or about April 13, 1995. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; and (ii) for approval of the selection of Price Waterhouse LLP as independent accountants for the Corporation for 1995. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether the other matter to be voted on has been approved. Proposals by shareholders for the Corporation's 1996 Annual Meeting of Shareholders must be received by the Corporation before November 15, 1995.

     Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Corporation. Such solicitation will be made by mail and in addition may be made by officers and employees of the Corporation personally or by telephone, facsimile machine or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other like parties.

     Each holder of a share of Common Stock of the Corporation will be entitled to one vote for each share held of record by such person at the close of business on April 13, 1995, which is the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. As of such date the Corporation had outstanding 4,308,513 shares of Common Stock (excluding 240,677 shares of treasury stock).

                              ELECTION OF DIRECTORS

     At the 1995 Annual Meeting of Shareholders, eleven (11) directors (which will comprise the entire Board) are to be elected. The Board of Directors proposes the nominees listed below for election as directors to serve until the 1996 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees have served as directors since the last Annual Meeting. The directors must be elected by a plurality of the votes cast in person or by proxy by shareholders entitled to vote at the meeting. If for any reason any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.


                        INFORMATION CONCERNING DIRECTORS



                             (AGE) AND
                         DATE SINCE WHICH
       NAME              HAS CONTINUOUSLY
 (LETTERS REFER TO          SERVED AS A            PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIPS     DIRECTOR OF THE             BUSINESS EXPERIENCE                         ALSO SERVES AS A DIRECTOR
 IDENTIFIED BELOW)          CORPORATION         DURING PAST FIVE YEARS (1)                  OF THE FOLLOWING CORPORATIONS
- ----------------------   ----------------       ------------------------------                  -----------------------------
Bruce A. Barnet             (49) 1990     President and Chief Executive Officer
 (a),(b),(f)                               of Cowles Magazines - publishing (1993);
                                           Private investor (1991-1992); President,
                                           Family Media Publications (1990); President,
                                           Riordan Publishing Company (1990);
                                           Vice President, Time, Inc.'s Magazine
                                           Group (1987-1990)

John L. Bernbach            (51) 1988     Chairman and Chief Executive Officer of             Omnicom Group, Inc., North American
 (a),(f)                                   The Bernbach Group, Inc., - consulting              Television, Inc., Northbridge
                                           (1994), Vice Chairman of DDB Needham                Programming, Inc., Wemco, Inc.,
                                           Worldwide, Inc., Director and President             Chairman, Avenue China, Inc.
                                           of DDB Needham Worldwide, Inc.
                                           - advertising (1989-1994)

Edgar M. Cullman (2)        (77) 1961     Chairman of the Board of Directors                  Centaur Communications Limited,
 (b),(c),(d),(e)                                                                               Bloomingdale Properties, Inc.,
                                                                                               The Eli Witt Company

Edgar M. Cullman, Jr.(2)    (49) 1982     President; President of                             First Financial Caribbean
 (c),(d),(f)                               Culbro Land Resources, Inc. (1992-1993)             Corporation, Bloomingdale
                                                                                               Properties, Inc., The Eli Witt
                                                                                               Company

Frederick M. Danziger(2)    (55) 1975     Member of the Firm of Mudge Rose                    IBAH, Inc.
 (c),(d)                                   Guthrie Alexander & Ferdon                          Monro Muffler/Brake Inc.,
                                           -attorneys                                          Ryan Instruments, L.P. (general
                                                                                               partner), Bloomingdale
                                                                                               Properties, Inc., First
                                                                                               Financial Caribbean Corporation,
                                                                                               Centaur Communications Limited

John L. Ernst(3)            (54) 1983     Chairman of the Board and President                 First Financial Caribbean
 (b),(c),(e)                               of Bloomingdale Properties, Inc. -                  Corporation
                                           investments and real estate

Thomas C. Israel            (51) 1989     A Director and Chairman of A.C.                     Chase N.B.W., Glenayre
 (a),(f)                                   Israel Enterprises, Inc. - investments              Technologies, Inc.,
                                                                                               Noel Group, Inc., The Pet
                                                                                               Food Giant

Dan W. Lufkin               (62) 1976     Private investor                                    American Medical International,
 (a),(b),(c),(d),(e)                                                                           Syratech, Inc., Savoy Pictures,
                                                                                               Inc., Allen & Co., Inc.,
                                                                                               London Fog Industries


                                    2


                             (AGE) AND
                         DATE SINCE WHICH
       NAME              HAS CONTINUOUSLY
 (LETTERS REFER TO          SERVED AS A            PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIPS     DIRECTOR OF THE             BUSINESS EXPERIENCE                         ALSO SERVES AS A DIRECTOR
 IDENTIFIED BELOW)          CORPORATION         DURING PAST FIVE YEARS (1)                  OF THE FOLLOWING CORPORATIONS
- ----------------------   ----------------       ------------------------------                  -----------------------------
Graham V. Sherren           (57) 1987     Chairman and Chief Executive Officer,               ARIS, Hundred Acre Securities Ltd.,
 (f)                                       Centaur Communications Limited -                    Input Type Setting Ltd.,
                                           publisher of magazines and trade                    Gieves Group Ltd., Vexford
                                           periodicals in the United Kingdom                   Holdings Ltd., Stace-Barr Ltd.

Peter J. Solomon            (56) 1980     Chairman, Peter J. Solomon Company                  Centenniel Cellular Corp.,
 (b),(d)                                   Limited -investment bankers;                        Century Communications Inc.,
                                                                                               Bradlee's, Monroe Muffler/Brake,
                                                                                               Inc., Office Depot, Inc.,
                                                                                               Phillips-Van Heusen Corp.,
                                                                                               Ralphs Grocery Co.,
                                                                                               The Eli Witt Company

Francis T. Vincent, Jr.     (56) 1992     Private investor; senior advisor to                 The Continental Corp.
 (a),(b),(f)                               Peter J. Solomon Company Limited -                  Oakwood Homes Corp.,
                                           investment bankers (1992-1994);                    Time Warner, Inc.
                                           Commissioner, Major League Baseball
                                           (1989-1992)

- -----------

     Member of the: (a) Audit Committee; (b) Compensation Committee; (c) Executive Committee; (d) Finance Committee; (e) Nominating Committee; and
     (f) Strategic Planning Committee

(1) Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with the Corporation.

(2) Mr. Cullman is the father of Mr. Cullman, Jr., and the father-in-law of Mr. Danziger.

(3)  Mr. Ernst is the nephew of Mr. Edgar M. Cullman.

     The Board of Directors held 10 meetings during 1994. The Corporation has the following Committees of the Board of Directors: Audit, Compensation, Executive, Finance, Nominating and Strategic Planning. Committee memberships of the Board of Directors are indicated in the above table. Directors as a whole attended approximately 87% of the aggregate of all Board and Committee meetings (of Committees of which they were members). Mr. Bernbach attended less than 75% of combined Board and Committee meetings (of Committees of which he is a member).

     Effective January 1, 1991 the annual retainer paid to Members of the Board of Directors and amounts paid per meeting were reduced by 10% from previous years. In 1994 such retainer and amounts were not increased. Members of the Board of Directors who are not employees of the Corporation received $16,200 per year and $720 for each Board and Committee meeting attended in 1994. Committee chairmen received $1,080 for each Committee meeting attended, except for the chairmen of the Audit and Compensation Committees who received $1,350. Reduced amounts were paid if more than one meeting was held on any day. Non-employee Directors who are not members of the Cullman-Ernst group (See "Principal Holders") participate in the Stock Option Plan for Non-employee Directors.

     The Audit Committee, whose Chairman is Mr. Israel, reviews audit reports and the scope of audit by both the Corporation's internal audit staff and its independent accountants and related matters pertaining to the preparation and examination of the Corporation's financial statements. From time to time such Committee makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants. The Audit Committee held three meetings in 1994 and recommended to the Board of Directors the selection of Price Waterhouse (See "Selection of Independent Accountants").

     The Nominating Committee, whose Chairman is Mr. Ernst, recommended to the Board of Directors the election of the director-nominees proposed in this Proxy Statement for election by the shareholders. The Nominating Committee reviews incumbent directors and the qualifications of candidates suggested from all sources, including Board members, management and shareholders. Shareholders desiring to recommend candidates for election as directors at the Corporation's 1996 Annual Meeting of Shareholders should submit names and appropriate biographical information to the Secretary of the Corporation before November 1, 1995.

     For information about the Compensation Committee, see Compensation Committee Report on Executive Compensation - Interlocks and Insider Participation on page 13.


             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

MANAGEMENT

   The following table lists the number of shares of Common Stock of the Corporation beneficially owned by the nominees for election as directors (who are all current directors) and by all directors and officers of the Corporation collectively:


                                                   NUMBER OF        PERCENT OF
       NAME                                        SHARES(1)       OUTSTANDING
       ----                                       ----------       -----------
   Bruce A. Barnet                                       100            *
   John L. Bernbach                                      600            *
   Edgar M. Cullman                                  987,646           23% (2)
   Edgar M. Cullman, Jr.                             888,752           21% (2)
   Frederick M. Danziger                             164,120            4% (2)
   John L. Ernst                                     425,784           10% (2)
   Thomas C. Israel                                    5,000            *
   Dan W. Lufkin                                      10,000            *
   Graham V. Sherren                                     500            *
   Peter J. Solomon                                    1,000            *
   Francis T. Vincent, Jr.                             1,000            *
   All directors and officers collectively,
       consisting of fifteen persons               1,783,746           42% (1)

- ----------------
   * Less than 1%

(1) This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission. Beneficial ownership shown is sole investment and voting power, except as reflected in footnote 2. Where more than one person shares investment and voting power in the same shares such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in footnote 2, are officers and directors.


                                        4


(2) See "Principal Holders". Included within the shares shown as beneficially owned by Mr. Cullman are 873,948 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Ernst are 416,321 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Danziger are 147,578 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Mr. Cullman, Jr. are 745,362 shares in which he holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Ernst, Danziger, and Cullman, Jr. disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares.


PRINCIPAL HOLDERS

     As of December 31, 1994, a group consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,239,000 shares of the Corporation's Common Stock (approximately 52%). Among others, Messrs. Cullman and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst group), hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable under standard pledge arrangements.

     A form filed with the Securities and Exchange Commission on behalf of the Cullman and Ernst group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

     The Gabelli Group, Inc., One Corporate Center, Rye, New York, NY 10580, through certain wholly-owned subsidiaries, is the owner of an aggregate of 519,200 shares of the Corporation's Common Stock (approximately 12%). A form filed with the Securities and Exchange Commission on September 18, 1991 by Gabelli Funds, Inc. states that the securities have been acquired by GAMCO Investors, Inc., a wholly-owned subsidiary of Gabelli Funds, Inc. and Gabelli Funds, Inc., on behalf of their investment advisory clients. The Corporation has been informed that no individual client of The Gabelli Group, Inc. has ownership of more than 5% of the Corporation's Common Stock. An affiliate of the Gabelli Group provides investment advisory services to the Corporation's pension fund for which it receives customary advisory fees.

     Heine Securities Corporation, 51 J.F.K. Parkway, Short Hills, N.J. 07078, is the owner of an aggregate of 180,200 shares of the Corporation's Common Stock (approximately 4.2%).

     Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 294,300 shares of the Corporation's Common Stock (approximately 6.8%) as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based upon its involvement in the preparation of certain of such forms, a review of the copies of other such forms received by it and the written representation from one reporting entity that no Form 5 was required for such entity, the Corporation believes that with respect to 1994 all such Section 16(a) filing requirements were satisfied, except that Mr. Cullman, Sr. failed to file a Form 4 in a timely fashion respecting his purchase of 500 shares of the Corporation's Common Stock in November 1994.


                        INTERESTS IN CERTAIN TRANSACTIONS

     For the information of shareholders, attention is called to the following transactions between the Corporation and other parties in which the persons mentioned below might have had a direct or indirect interest.

     1. Mr. Danziger is a member of the law firm of Mudge Rose Guthrie Alexander & Ferdon. During the Corporation's 1994 fiscal year, such firm received for services rendered approximately $332,000 from the Corporation, and approximately $325,000 from its former subsidiary, The Eli Witt Company ("Eli Witt"). Such amounts include approximately $450,000 for services rendered relating to the acquisition of the southern operations of NCC L.P. by Eli Witt and certain related transactions.

     2. The Corporation has a Directors and Officers Liability and Corporate Reimbursement insurance policy with the Chubb Group of Insurance Companies. The policy period is from March 19, 1994 through March 19, 1995 at a premium of $113,850. The Corporation maintains a separate Pension Trust Liability insurance policy covering employees acting in fiduciary capacities. The policy period is from March 19, 1994 through March 19, 1995 at a premium of $23,900.

     See Compensation Committee Interlocks and Insider Participation on page 13, for certain other interests.

     The information given in this Proxy Statement with respect to the five-year business experience of each director, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which the Corporation or any of its subsidiaries was a party (other than as appears from the records of the Corporation), is based upon statements furnished to the Corporation by its directors and officers.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the Corporation's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual during the Corporation's last three calendar years.


                        SUMMARY COMPENSATION TABLE

                                                                                                             LONG TERM
                                                                                                           COMPENSATION
                                                                                                  ------------------------------
                                                            ANNUAL COMPENSATION (1)                          AWARDS
                                                 ---------------------------------------------    ------------------------------

         (a)                     (b)               (c)              (d)              (e)              (f)                (g)
  ------------------             ----            ------          ---------     ---------------    -----------       ------------
                                                                                                                     SECURITIES
                                                                                                  RESTRICTED         UNDERLYING
       NAME AND                                  SALARY                         OTHER ANNUAL         STOCK          OPTIONS/SARS
  PRINCIPAL POSITION             YEAR              ($)           BONUS ($)     COMPENSATION($)     AWARDS($)             (#)
  ------------------             ----            ------          ---------     ---------------    -----------       ------------
Edgar M. Cullman                 1994            360,000             -              23,628              -                -
  Chairman of the Board and      1993            360,000             -              17,242              -                -
  Chief Executive Officer        1992            360,000             -              18,465              -                -

Edgar M. Cullman, Jr.            1994            352,000             -              33,716              -                -
  President                      1993            352,000         193,900(2)         25,510              -                -
                                 1992            276,523          75,000(3)         25,776              -                -

Jay M. Green (4)                 1994            340,000              -             26,714              -             125,000
  Executive Vice President       1993            340,000         132,500(2)         25,510              -              14,900
  Chief Financial Officer        1992            264,512         120,000(3)         25,390              -              14,700

A. Ross Wollen                   1994            176,925              -             30,182              -              11,500
  Senior Vice President          1993            176,925          58,975(2)         27,573              -              10,000
  General Counsel & Secretary    1992            168,260          55,000(3)         26,415              -               9,400

Joseph C. Aird                   1994            115,500              -             26,607              -               4,500
  Vice President-Controller      1993            115,500          27,500(2)         23,508              -               3,900
                                 1992            109,500          60,000(3)         23,390              -               3,500


- --------------------

(1) In December of 1990 the Corporation changed its fiscal year end from December to November. However, the Annual Compensation column reflects amounts paid during the calendar year. Amounts shown under Other Annual Compensation include matching contributions made by the Corporation under the Savings Plan and other miscellaneous cash benefits, not required to be included, but do not include funding for or receipt of retirement plan benefits (See "Employee Benefit Plans"). No executive officer who would otherwise have been includable in such table resigned or terminated employment during 1994.

(2) Cash bonuses paid in 1993 (other than to the chief executive officer) pursuant to the Corporation's Annual Incentive Compensation Plan for 1992.

(3) Special cash bonuses were paid in 1993 (other than to the chief executive officer) to the four next highest paid executive officers, all in connection with the merger of one of the Corporation's subsidiaries which closed in February 1993.

(4) Mr. Green entered into an Employment Agreement with the Corporation which was approved by the Corporation's Shareholders at the 1994 Annual Meeting of Shareholders. The Employment Agreement


                                        7


     provides that Mr. Green will be employed by the Corporation as Executive Vice President - Finance and Administration and Treasurer for a period of five years at a base salary of $340,000 (subject to increases annually as determined by the Compensation Committee) and will be eligible for a bonus of up to 50% of his annual base salary (to be determined at the sole discretion of the Compensation Committee). If Mr. Green should be terminated by the Corporation without cause, he will receive a cash severance payment of 150% of his annual salary. The Employment Agreement also provides for a grant of an option to purchase 125,000 shares of the Corporation's Common Stock at a fixed exercise price of $4 per share.

                             EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

     Retirement benefits are payable under the Corporation's Employees Retirement Plan for officers and other employees of the Corporation and its participating subsidiaries. Directors who are not employees do not participate. Benefits are accrued under the Plan on a career-average earnings basis and through 1994 the pension credit is 1.1% for annual compensation up to the individual's covered compensation as determined from published Social Security tables and 1.65% for annual compensation above said amounts. Compensation is the base rate of earnings as of the first business day of each Plan Year payable for service during the Plan Year, excluding overtime, bonuses, incentive compensation or other additional compensation. An updating formula has been periodically applied to adjust for inflation. The estimated annual benefits payable as a life annuity upon retirement at normal retirement age, which assumes service will continue until age 65 at 1994 base salaries, for Messrs. Cullman, Jr., Green, Wollen and Aird are $99,798, $54,291, $63,544 and $42,727,
respectively. The retirement benefit for Mr. Cullman, Sr., reflecting the fact that he deferred receipt since age 65, is $169,465, which under tax law he was required to begin receiving April 1, 1989.


STOCK OPTION PLANS

     In January of 1991 the Board of Directors approved the adoption of the 1991 Employees Incentive Stock Option Plan (the "1991 Plan") which was approved by the Corporation's shareholders on May 9, 1991. Options granted pursuant to the 1991 Plan in 1991 and 1992 have substantially exhausted the options available for grant thereunder and in December 1992 the Board of Directors approved the adoption of the Culbro Corporation 1992 Stock Plan (the "1992 Plan") which was approved by the Corporation's shareholders on April 8, 1993. Options to purchase a total of 88,300 shares were granted under the 1992 Stock Plan to 11 employees on February 10, 1994 at $15.50 per share. Such options are not exercisable until three years from the date of grant.

     Options currently outstanding were granted either under the 1991 Plan or the 1992 Plan (collectively the "Plans"). The Plans are administered by the Compensation Committee of the Board of Directors (the "Committee"), none of whose members may hold options granted pursuant to the Plans. The Committee determines the form of the option agreements to be used under the Plans and the terms and conditions to be included in such option agreements.

     Under the 1992 Plan an aggregate 300,000 shares of Common Stock were authorized to be made subject to options; of such shares 157,300 shares were
subject to unexercised options as of March 1, 1994.   As of such date no shares
were available for grant under the 1991 Plan since the 1992 Plan has replaced the 1991 Plan. Options are granted under the Plans at prices equal to 100% of the fair market value of the shares of Common Stock on the date of grant.

     Options granted under the Plans were intended to be incentive stock options or nonqualified options. Options granted in 1990, 1991, 1992, 1993 and 1994 are 100% exercisable three years after the date of grant and not before such date and terminate eight years (six in the case of the 1990 grant) from such date. All options permit the delivery, with the consent of the Committee, of previously owned Common Stock of the Corporation in payment, in lieu of cash, for the purchase of shares upon exercise. The Plans also contain a limitation on the dollar amount of incentive stock options which may be granted to any employee and restrictions pertaining to any grant to a 10% shareholder. Messrs. Cullman do not participate in the Plans.

     The Plans permit the grant together with an option of a stock appreciation right payable in cash. If granted, such a right entitles the holder to receive in cash upon exercise the difference between the option exercise price and the market value of the Corporation's Common Stock in lieu of exercising the attached option.

     The 1992 Plan also permits the grant of shares of the Corporation's Common Stock. No such grants have been made.

     The Corporation's shareholders have also approved a stock option plan for non-employee Directors pursuant to which options to purchase 2,000 shares are granted at each Annual Meeting to non-employee Directors who are not members of the Cullman-Ernst group. In April 1994 options to purchase 14,000 shares were granted to 7 non-employee Directors at the exercise price of $14.38 per share.


STOCK OPTION INFORMATION

     Options to purchase 9,900 shares were exercised in 1994 by 2 executive officers of the Corporation upon the termination of their employment. Information pertaining to options granted to the named executives from 1992 through 1994 is as follows:



NUMBER OF SECURITIES
 UNDERLYING OPTIONS/SARS(1)
 --------------------------
                                                             JAY M.            A. ROSS        JOSEPH
                                                             GREEN             WOLLEN          AIRD
                                                             -----             -------        ------
Granted on February 20, 1992 at $18.00 per share             14,700             9,400          3,900
Granted on January 27, 1993 at $16.75 per share              14,900            10,000          4,200
Granted on February 10, 1994 at $15.50 per share                -              11,500          3,500
Granted on April 7, 1994 at $4.00 per share                 125,000(2)           -               -

- --------------------


                                        9



(1) Options granted under the Plans were intended to be incentive stock options or nonqualified options. Options granted are 100% exercisable three years after the date of grant and not before such date and terminate eight years from the date of grant. All options permit the delivery, with the consent of the Committee, of previously owned Common Stock of the Corporation in payment, in lieu of cash, for the purchase of shares upon exercise.
     Options granted to the above named executives include tandem SARs.

(2)  See footnote (1) to the following table.


                     STOCK OPTION GRANTS IN 1994 FISCAL YEAR

     The following table sets forth the number of stock options granted to each of the named executives during fiscal year 1994.

                                        INDIVIDUAL GRANTS
                                  --------------------------                                   POTENTIAL REALIZABLE VALUE AT
                     NUMBER OF     PERCENTAGE OF                                               ASSUMED ANNUAL RATES OF STOCK
                     SECURITIES   TOTAL OPTIONS/   EXERCISE       MARKET                       PRICE APPRECIATION FOR TEN YEAR
                    UNDERLYING     SARS GRANTED     OR BASE        PRICE                            OPTION TERM
                    OPTIONS/SARS  TO EMPLOYEES IN    PRICE        ON DATE     EXPIRATION   ----------------------------------------
NAME                GRANTED(#)   1994 FISCAL YEAR  ($/SHARE)     OF GRANT      DATE            0%              5%             10%
- ----                ------------ ----------------  ---------     --------     ----------   ----------     ----------     ----------
Jay M. Green (1)       125,000        58.6          $ 4.00         $14.38      4/7/04     $1,297,500     $2,427,938     $4,162,252
A. Ross Wollen          11,500         5.4          $15.50         $15.50     2/10/02     $0             $  112,100     $  284,085
Joseph C. Aird           4,500         2.1          $15.50         $15.50     2/10/02     $0             $   43,865     $  111,164

- --------------------

(1) Such option (the "Option") was granted to Mr. Green pursuant to his Employment Agreement with the Corporation. The Option vests and becomes exercisable with respect to 25,000 shares of common stock per year, on each of the five anniversaries of the date of the grant. The Option expires on the tenth anniversary date of the date it becomes exercisable, or after the date Mr. Green ceases to be an employee of the Corporation or its subsidiaries, within one year following Mr. Green's death or disability, within three months following a voluntary termination, immediately upon a termination for cause and within 90 days following a termination without cause. If Mr. Green is terminated without cause during the first 30 months of the Employment Agreement, the Option shall immediately become exercisable with respect to 87,500 shares (less the number of shares which had already vested) and if Mr. Green is terminated without cause during the last 30 months of the Employment Agreement, the Option shall immediately become exercisable with respect to all shares of stock covered thereby. In addition to exercisability upon termination of employment, the Employment Agreement with Mr. Green provides that the Option shall be exercisable in its entirety in the event that the Cullman-Ernst group (see "Principal Holders") owns less than 40% of the Corporation's Common Stock.

           AGGREGATED OPTIONS/SAR - FISCAL YEAR-END OPTIONS/SAR VALUES

     Options to purchase 9,900 options for the Corporation's common stock were exercised in 1994. The Cullmans do not hold any options. The following table presents the value of unexercised options and tandem SARs held by the other named executives at 1994 fiscal year end:

                                NUMBER OF SECURITIES
                              UNDERLYING OPTIONS/SARS                    VALUE OF UNEXERCISED
                                       HELD                            IN-THE-MONEY OPTIONS/SARS
                               AT FISCAL YEAR END (#)                   AT FISCAL YEAR END (1)
                           -------------------------------          -----------------------------
NAME                       EXERCISABLE       UNEXERCISABLE          EXERCISABLE     UNEXERCISABLE
- ----                       -----------       -------------          -----------     -------------
Jay M. Green (2)             29,900             154,600                 -0-          $1,156,250
A. Ross Wollen               18,400              30,900                 -0-              -0-
Joseph C. Aird                7,400              11,900                 -0-              -0-

- --------------------

(1) The amounts presented in this column have been calculated based upon the difference between a fair market value of $13.25 of the Corporation's Common Stock on December 2, 1994 and the exercise price of each stock option/SAR. Options granted to the named executives include tandem SARs. See "Stock Option Plans" on page 8.

(2)  See footnote (1) to the table on page 10.


ANNUAL INCENTIVE COMPENSATION PLAN

     The Committee meets during the first quarter of each year to assess the performance during the preceding fiscal year of the officers of the Corporation and senior officers of its subsidiaries and to recognize and reward meritorious performance by payment of incentive compensation with respect to such year. Pursuant to a plan approved for 1994 by the Board of Directors such annual incentive compensation was limited to predetermined percentages of each recipient's annual salary and depended upon the achievement of specified financial and subjective goals. Incentive compensation is payable in cash subject to deferral under the Corporation's Deferred Incentive Compensation Plan. No amounts were paid or will be paid as annual incentive compensation pursuant to the Corporation's 1994 annual plan to any of the executive officers listed in the Summary Compensation Table. Employees who do not participate in the incentive compensation plan may be eligible for annual bonus payments depending upon operating unit results. Mr. Cullman, Sr. did not participate in the plan.


LONG TERM PERFORMANCE PLAN

     In 1988 the Committee and the Board of Directors approved the Long Term Performance Plan (the "Plan") which is intended to provide additional cash compensation to certain officers of the Corporation and senior officers of its subsidiaries selected by the Committee. Payments under the Plan are based on the financial performance of the subsidiaries and the Corporation over three-year performance cycles, beginning in 1989 and every other year thereafter. The performance measurements which determined the payments to subsidiary officers were based generally on cumulative net income and cumulative cash flow for each subsidiary. Target goals in each category were set and incentive compensation, as a percentage of salary, was paid depending upon percentage of goal achieved. In 1992 the first payment under this Plan was made only to participants from the Corporation's General Cigar

Co., Inc. subsidiary based on performance during the period 1989 through 1991. Corporate executives' participation depended upon consolidated results in both categories exceeding by 10% subsidiary targets and no such incentive compensation was paid to any Corporate executive. Approximately eight corporate executive officers and four to nine senior officers at each subsidiary participate in the Plan. Mr. Cullman, Sr. did not participate in the Plan. Subject to certain conditions, an employee may defer all or a portion of the payment pursuant to the Corporation's Deferred Incentive Compensation Plan.

     The second three-year performance cycle began with fiscal year 1991. The award of compensation for officers of the Corporation's subsidiaries under this second three-year performance cycle is based upon achievement of a predetermined formula based upon the return on net assets for their respective subsidiaries. Officers of the Corporation selected by the Committee could participate in the Plan at the discretion of the Committee. The second performance cycle resulted in no incentive compensation being paid to any named executive. A similar third three-year performance cycle began with fiscal year 1993. Mr. Cullman, Sr. will not participate in the Plan.


DEFERRED INCENTIVE COMPENSATION PLAN

     In 1982 the Board of Directors adopted the Deferred Incentive Compensation Plan to be administered by the Committee, pursuant to which recipients of incentive compensation and directors' fees may elect to defer receipt thereof. Under a defined contribution arrangement amounts deferred earn interest, compounded quarterly, at the prime rate less 1%. Such amounts are not intended to be recognized for tax purposes until receipt. Participating recipients may designate the amount and the time periods of deferral. Participants have no vested rights in deferred amounts credited to their accounts and are general creditors of the Corporation until such amounts are actually paid.


SAVINGS PLAN

     The Board of Directors adopted a Savings Plan in 1982. The Savings Plan covers salaried and hourly employees of the Corporation and its participating subsidiaries who are employed in the United States, are over age 21 and have six months of service. In 1994 a participating employee could have (i) saved up to 5% of annual base salary through payroll deductions, with the Corporation contributing $0.40 on each dollar contributed; and (ii) saved an additional 10% of annual base salary without receiving any matching contributions. Contributions made in 1994 through payroll deductions not in excess of $9,240 per year may have been accumulated as before-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to choose to allocate their contributions among several alternative investment options.

     During the period from January 1, 1994 to December 31, 1994 the Corporation's matching contributions under the Savings Plan for the accounts of the individuals named under "Summary Compensation Table" are included under Other Annual Compensation.


INSURANCE AND HEALTH PROGRAMS

     The Corporation maintains a variety of employee welfare benefit plans providing life, hospitalization, medical and long-term disability insurance for its salaried and certain hourly paid employees. In addition the Corporation provides life, hospitalization and medical insurance for certain of its retired employees. The Corporation's aggregate contributions for such employee welfare benefit plans through December 3, 1994 amounted to approximately $4,383,000.

     In 1976 the Corporation adopted an Executive Life Insurance Program (the "Program") pursuant to which insurance was purchased for middle and senior level officers and employees. Insurance coverage of $20,000 was provided for each $10,000 salary increment in excess of $50,000 and additional coverage of $10,000 was provided for each $10,000 salary increment in excess of $100,000 up to a maximum insurance coverage of $250,000. As of July 1, 1988 the Program was suspended and all benefits remain as they were as of that date. No new participants have been offered benefits under this Program since its suspension. The aggregate face amount of such coverage through November 30, 1994 was approximately $3,400,000. The amounts paid by the Corporation in such year as premiums totaled approximately $91,000, which was paid in part from a loan against the cash value of said insurance and the balance in cash.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -
INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, whose Chairman is Mr. Ernst, supervises management compensation and employee benefits and administers the Corporation's pension, stock option, savings, health, incentive compensation and other employee benefit plans. It held 3 meetings in 1994.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL

     Pursuant to Article III, Section 11 of the Corporation's By-Laws, the Compensation Committee of the Board of Directors annually recommends "to the Board compensation for officers and principal employees and agents, and its recommendations for their participation in any compensation or other plan for the benefit of employees... and shall administer all such plans...". It has been the practice of the Committee to review, consider and approve the recommendations of management as to all compensation paid by the Corporation and its subsidiaries exceeding $75,000 per annum.

     The chief executive officer and president, Messrs. Cullman, Sr. and Cullman, Jr., respectively, are members of the Cullman and Ernst Group which owns approximately 52% of the Corporation's Common Stock (see "Principal Holders"). They have declined to participate in the Corporation's Stock Option Plans and Mr. Cullman, Sr. also does not participate in the Annual Plan or the Long Term Performance Plan (see below).


     POLICIES

     The Committee intends that stock options and cash performance awards serve as a significant part of executives' (other than the chief executive) total compensation package, and thus they are granted and awarded in consideration of present and anticipated performance as well as past performance. Moreover, the stock options and cash performance awards are intended to offer the top executives significant long-term incentives to increase their efforts on behalf of the Corporation and its subsidiaries and to focus managerial efforts on enhancing shareholder value. As indicated above, the Committee's compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in making its determinations with respect to stock option and performance award grants and awards to the individual senior executives, was guided by the percentage of the individual's base salary that the estimated value of the stock options and cash performance awards would comprise. In the case of the Messrs. Cullman incentives are to be achieved through potential payments of incentive compensation. Mr. Cullman, Jr. participates in the Annual Plan and Long Term Performance Plans. Mr. Cullman, Sr.'s incentive compensation could be substantial, based upon results, through appropriate ad hoc recognition for significant accomplishment at the discretion of the Committee.


     SALARY AND CASH BONUSES

     The chief executive officer's salary has not been increased since 1990. Special cash bonuses were paid in 1993 (other than to the chief executive officer) to the other named executive officers aggregating $260,000, all in connection with the merger of one of the Corporation's subsidiaries which closed in February 1993. The Committee does not believe it need now adopt any policy with respect to the recently enacted $1,000,000 deduction cap of Internal Revenue Code Section 162 since no executive officer is expected to receive compensation in such year in excess of such amount. Pursuant to his Employment Agreement, Mr. Green may not be permitted to exercise such number of options in any year which would result in his total compensation exceeding the $1,000,000. Such limitation may not apply in the final year of the Option.


     STOCK OPTION PLANS

     The Committee administers the Plans described under "Stock Option Plans". In recent years options have been granted to approximately 15 employees including the Corporation's senior management (other than Messrs. Cullman who have declined to participate) and one or two senior officers at each of the Corporation's operating companies. The Committee has determined that options be granted to Messrs. Green and Wollen and operating company presidents at 100% of their annual salaries. Since 1994, Mr. Green's compensation has been determined in accordance with his Employment Agreement. He will no longer participate in the Corporation's regular Stock Option Plans. Other corporate staff and operating company executive officers are awarded options at the discretion of the Committee and generally at 60% and 40% of annual salary depending upon relative seniority and responsibilities. No options have been exercised since 1990 by any executive officer of the Corporation, except for two such officers upon the termination of their employment in 1994.


     LONG TERM PERFORMANCE PLAN

     The Committee administers the Long Term Performance Plan which is based upon financial performance of the operating companies and the Corporation over three-year cycles. The performance measurements which determined the payments to subsidiary officers were based generally on cumulative net income and cumulative cash flow for each subsidiary. Target goals in each category were set and incentive compensation, as a percentage of salary, was paid depending upon percentage of goal achieved. The first cycle (1989-91) resulted in payments to the officers of only one operating company. The second cycle (1991-93) resulted in no incentive compensation being paid to any named executive.

     ANNUAL INCENTIVE COMPENSATION PROGRAM

     The Committee established and administers the Annual Incentive Compensation Program which is designed to recognize and reward meritorious performance during the previous fiscal year. Such compensation is limited to predetermined percentages of each recipient's annual salary and depends upon the achievement of specified financial and subjective goals. Mr. Cullman, Sr. does not participate in this Program. A total of $416,700 was paid in 1993 with respect to fiscal year 1992 to the named executives other than the chief executive officer. No such payments were made to any of the Corporation's executive officers with respect to fiscal years 1993 or 1994.

          COMPENSATION COMMITTEE

          John L. Ernst, Chairman
          Bruce A. Barnet
          Edgar M. Cullman
          Dan W. Lufkin
          Peter J. Solomon
          Francis T. Vincent, Jr.


     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Cullman, Chairman and chief executive officer of the Corporation, is a member of the Compensation Committee. Messrs. Cullman are members of the Board of Bloomingdale Properties, Inc., of which Mr. Ernst, Chairman of the Corporation's Compensation Committee, is Chairman and President. Mr. Cullman, Sr. is Chairman of the Compensation Committee of Centaur Communications Limited, of which Mr. Sherren is chief executive officer. Mr. Sherren is a Member of the Corporation's Board but does not serve on its Compensation Committee.

     Mr. Solomon is Chairman of Peter J. Solomon Company Limited which provides the Corporation strategic planning and long-range financial advice pursuant to an engagement letter effective June 1, 1989. Such agreement provides for payments of $18,750 per quarter, plus expenses, and additional amounts for specified projects. In 1994 such firm was paid $306,000 for services rendered relating to an acquisition by the Corporation's former Eli Witt subsidiary. Mr. Solomon is a member of Eli Witt's Board of Directors. He was not paid any compensation in 1993 or 1994 with respect to such membership. Mr. Vincent was a senior advisor to Peter J. Solomon Company Limited until December 1994.

     Real estate management and advisory services have been provided to the Corporation by an affiliate of Bloomingdale Properties, Inc., with which members of the Cullman and Ernst group (see "Principal Holders") are associated. A fee of approximately $195,360 was paid by the Corporation in 1994 for management of the Corporation's New York office building and for other real estate advisory services. Mr. Ernst is Chairman of Bloomingdale Properties, Inc.

                            STOCK PERFORMANCE GRAPHS

    The following graph compares the yearly percentage changes in the cumulative total shareholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock with the cumulative total return of the Standard and Poor's 500 Consumer Goods Composite Index and the Russell 2000 Index from December 1984 to November 1994. It is assumed in the graph that the value of each investment was $100 at December 1989.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CULBRO    RUSSELL 2000 INDEX   S&P 500
1984           128.3               55.63      36.91
1985          175.75                72.9      49.14
1986          131.37               77.04      62.57
1987          122.12               70.29      63.91
1988          100.14               87.55       76.8
1989             100                 100        100
1990            38.9               75.76      99.92
1991           56.97              104.79     129.72
1992           52.76              126.26     151.16
1993           54.83              148.62     149.37
1994           44.83                         149.21

    Because the Corporation is comprised of four diverse businesses, no published industry or line of business index was appropriate. Nor could it construct an accurate peer group. The Russell 2000 was selected because it is comprised of similarly capitalized companies.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants to audit the financial statements of the Corporation for the fiscal year ending December 3, 1994. This selection was recommended by the Audit Committee of the Board of Directors. Price Waterhouse LLP has been the independent accountants for the Corporation for many years. Price Waterhouse LLP fees approximated $633,887 for all services rendered to the Corporation with respect to its 1994 fiscal year.


     The Board of Directors recommends a vote FOR approval of the selection of Price Waterhouse LLP.


     The submission of this proposal to a vote of shareholders is not legally required. If this selection of Price Waterhouse LLP is not approved, the Board of Directors will reconsider its selection. A vote of the majority of the shares of Common Stock of the Corporation represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt this proposal.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                             -----------------------


     A copy of the Corporation's Annual Report on Form 10-K is available without charge to the Corporation's shareholders. A written request should be sent to:

                         Culbro Corporation
                         387 Park Avenue South
                         New York, New York 10016-8899
                              Attention:  Corporate Secretary


Dated:  April 13, 1995

CULBRO CORPORATION                                                  PROXY
- ------------------------------------------------------------------------------
387 Park Avenue South
NY, NY 10016-8899

SOLICITED BY THE BOARD OF DIRECTORS for Annual Meeting of Shareholders


     The undersigned holder of Common Stock of Culbro Corporation
(the "Corporation") hereby authorizes and appoints Edgar M. Cullman,
Edgar M. Cullman, Jr. and John L. Ernst, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held in the Astor Room on the first floor of Hotel Inter*Continental New York, 111 East 48th Street, New York, N.Y. at 2:30 P.M., local time, on May 4, 1995 any adjournment or adjournments of said meeting and therat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.
     Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

     Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                               (Continued, and to be signed, on the other side)

If no direction is given, this proxy will be voted FOR items 1, and 2.
/ /

ACCOUNT NUMBER             COMMON

PLEASE MARK YOUR CHOICE LIKE THIS / / IN BLUE OR BLACK INK.

The Board of Directors recommends a vote FOR items 1 and 2.


No.1 - Election of directors: Nominees are listed below:

FOR            WITHHELD
all listed     as to all
nominees       nominees
/ /            / /

B.A. Barnet, J.L. Bernbach, E. M. Cullman, E. M. Cullman, Jr.,
F. M. Danziger, J. L. Ernst, T.C. Israel, D. W. Lufkin, G. V. Sherren,
P. J. Solomon, and F. T. Vincent, Jr.

(To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

- ----------------------------------------------------------

No. 2 - Approval of Selection of
Independent Accountants

FOR         AGAINST        ABSTAIN
/ /         / /            / /


I plan to attend the Annual Meeting.
YES
/ /


To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need to be checked.


Dated:                                , 1995
      ---------------------------------

Signature
- ---------------------------------------------

Signature
- ---------------------------------------------

PROXY

Please mark, date and sign as your name appears hereon above and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If signer is a corporation, please sign the full corporate name. If shares are held jointly, each stockholder named should sign.

CULBRO CORPORATION                                                       PROXY
- ------------------------------------------------------------------------------
387 Park Avenue South
NY, NY 10016-8899

SOLICITED BY THE BOARD OF DIRECTORS for Annual Meeting of Shareholders

     The undersigned holder of Common Stock of Culbro Corporation
(the "Corporation") hereby authorizes and appoints Edgar M. Cullman,
Edgar M. Cullman, Jr. and John L. Ernst, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held in the Astor Room on the first floor of Hotel Inter*Continental New York, 111 East 48th Street, New York, N.Y. at 2:30 P.M., local time, on May 4, 1995 and any adjournment or adjournments of said meeting and therat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.
     Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.
     Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                               (Continued, and to be signed, on the other side)

/ / See Reverse Side

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

/X/ PLEASE MARK
YOUR CHOICES
LIKE THIS


- --------------
Common


NO. 1 - ELECTION OF DIRECTORS: NOMINEES ARE LISTED BELOW:
B.A. Barnet, J.L. Bernbach, E. M. Cullman, E. M. Cullman,
Jr., F. M. Danziger, J. L. Ernst, T.C. Israel, D. W. Lufkin,
G. V. Sherren, P. J. Solomon, and F. T. Vincent, Jr.

FOR ALL            WITHHELD
LISTED             AS TO ALL
NOMINEES           NOMINEES

/ /                / /

(To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

- ----------------------------------------------------------


NO. 2 - APPROVAL OF SELECTION OF
INDEPENDENT ACCOUNTANTS

FOR      AGAINST        ABSTAIN
/ /      / /            / /


To vote in accordance with the Board of
Directors' recommendations just sign below, no boxes need to be checked.

I plan to attend
the Annual
Meeting.

YES
/ /



Signature(s)________________________________________________     Date__________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.